As Filed With the Securities and Exchange Commission
on July 28, 2005
Registration No. 333-117630

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BROWN-FORMAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	61-0143150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
850 Dixie Highway
Louisville, Kentucky 40210
(Address of Principal Executive Offices)
BROWN-FORMAN CORPORATION
2004 OMNIBUS COMPENSATION PLAN
(Full title of the plan)
Michael B. Crutcher
Vice Chairman,
General Counsel and Secretary
Brown-Forman Corporation
850 Dixie Highway
Louisville, Kentucky 40210
(502) 585-1100
(Name, Address, and Telephone Number of Registrant’s agent for service)
Copy to:
Leigh Walton
Todd J. Rolapp
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238-0002

SIGNATURES

Deregistration of Securities
     Effective immediately upon the filing of this Post-Effective Amendment No. 1 (this “Amendment”) to Form S-8 Registration Statement (Registration No. 333-117630), Brown-Forman Corporation (the “Company”) hereby deregisters 9,932,713 shares of Class B Common Stock previously registered for sale under the Brown-Forman Corporation 2004 Omnibus Compensation Plan (the “Plan”). Concurrently with the filing of this Amendment, the Company is filing a Form S-8 Registration Statement to register 9,932,713 shares of the Company’s Common Stock for issuance under the Plan.

I-1

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on this 28th day of July, 2005.

BROWN-FORMAN CORPORATION
By:	/s/ Owsley Brown II
Owsley Brown II, Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Owsley Brown II *Owsley Brown II	Chairman and Chief Executive Officer (Principal Executive Officer) Director	July 28, 2005
/s/ Phoebe A. Wood *Phoebe A. Wood	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 28, 2005
/s/ William M. Street *William M. Street	Director	July 28, 2005
/s/ Jane C. Morreau *Jane C. Morreau	Vice President and Controller (Principal Accounting Officer)	July 28, 2005
/s/ Ina Brown Bond *Ina Brown Bond	Director	July 28, 2005
/s/ Barry D. Bramley *Barry D. Bramley	Director	July 28, 2005
/s/ Geo. Garvin Brown III *Geo. Garvin Brown III	Director	July 28, 2005
/s/ Donald G. Calder *Donald G. Calder	Director	July 28, 2005
/s/ Owsley Brown Frazier *Owsley Brown Frazier	Director	July 28, 2005
/s/ Richard P. Mayer *Richard P. Mayer	Director	July 28, 2005
/s/ Stephen E. O’Neil *Stephen E. O’Neil	Director	July 28, 2005

Signature	Title	Date

/s/ Matthew R. Simmons *Matthew R. Simmons	Director	July 28, 2005
/s/ Dace Brown Stubbs *Dace Brown Stubbs	Director	July 28, 2005
/s/ Paul V. Varga *Paul V. Varga	Director	July 28, 2005
Patrick Bousquet-Chavenne	Director	July 28, 2005
*By: /s/ Nelea A. Absher Nelea A. Absher Assistant Vice President and Assistant Secretary Attorney-in-Fact for Each		July 28, 2005